UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On February 9, 2024, Singularity Future Technology Ltd. (the “Company”) effectuated a 1-for-10 reverse stock split of its common stock. Beginning on February 12, 2024, the Company's common stock trades on The Nasdaq Stock Market on a split adjusted basis. Upon effectiveness of the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock. No fractional shares were issued. Instead, any fractional shares that would have resulted from the split was rounded up to the next whole number. Trading in the common stock continues on the Nasdaq Stock Market under the symbol “SGLY”. The new CUSIP number for the common stock following the reverse stock split is 82935V 307.

As previously reported, at the annual meeting of stockholders of the Company on October 18, 2023, the stockholders approved a proposal to amend the Company's Amended and Restated Articles of Incorporation to effect a reverse split of the Company's outstanding common stock at a ratio in the range of 1-for-2 to 1-for-10 to be determined at the discretion of the Board of Directors, whereby each outstanding 2 to 10 shares would be combined, converted and changed into 1 share of Common Stock. On January 8, 2023, the Board of Directors of the Company unanimously approved the reverse stock split and an amendment to the Amended and Restated Articles of Incorporation (the “Amendment”).

The reverse stock split was intended to increase the per share trading price of the Company's common stock to satisfy the $1.00 minimum bid price requirement for continued listing of the common stock on the NASDAQ Stock Market. The reverse stock split did not affect the number of total authorized shares of common stock of the Company.

A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 8.01. Other Events.

On January 30, 2024, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

Exhibit No	Document
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation as filed by Singularity Future Technology Ltd. with the Virginia State Corporation Commission, effective on February 9, 2024
99.1	Press Release dated January 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2024	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

2